Exhibit 4

NAVISTAR FINANCIAL CORPORATION
AND SUBSIDIARIES
_______

INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS,
INCLUDING INDENTURES

None.

E-2